UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Date of Report (Date of earliest event reported): December 21, 2016

BRT REALTY TRUST

(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of I.D. No.)		incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐⁪	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐⁪	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐⁪	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Information.

On December 21, 2016, we received a payment of approximately $16.3 million related to our $19.5 million loan to the Newark Joint Venture (the “NJV Loan Receivable”). The payment primarily represents a principal pay down of $13.6 million and the payment of $2.5 million of outstanding deferred interest. In connection with this transaction, we released certain properties from the mortgages securing the NJV Loan Receivable. The remaining $5.9 million principal balance of the NJV Loan Receivable matures in June 2017, bears interest, payable monthly, at the rate of 11% per year, and is secured by several properties in Newark, New Jersey.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: December 23, 2016	By:	/s/ David W. Kalish
David W. Kalish
Senior Vice President - Finance

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